                                                                    EXHIBIT 10.2

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT, executed this 18th day of November, 1994, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Lessor") and KENCO GROUP, INC., a Tennessee Corporation ("Lessee").

                                  WITNESSETH:

1. BASIC LEASE PROVISIONS. The following constitute the "Basic Lease Provisions" of this Lease:

     A. Building Name/Number: World Park Building No.____ Address: 5389 Provident Drive, Cincinnati, Ohio 45246.

     B. Rentable Area: 304,000 square feet, to be constructed as specified on Exhibit B hereto.

     C.  Building Expenses Percentage: 100%.

     D.  Minimum Annual Rent:

     Year 1      $  613,320.00
     Year 2      $  774,516.00
     Years 3-5   $  935,712.00 per year
     Years 6-0   $1,029,960.00 per year

     E.  Monthly Rental Installments:

     Months 1-18    $51,110.00 per month
     Months 19-60   $77,976.00 per month
     Months 61-121  $85,830-00 per month

     F.  Lease Term:  Ten (10) years and Zero (0) months.

     G.  Commencement Date:  See Section 35 herein.

     H.  Base Amount:  Not applicable.

     I.  Security Deposit:  $0.00.

     J. Broker(s): Duke Realty Limited Partnership, representing Lessor, and CB Commercial, representing Lessee.

     K.   Address for payments and notices as follows:

          Lessor:     Duke Realty Limited Partnership
                      8044 Montgomery Road, Suite 400
                      Cincinnati, Ohio  45236

          With Rent   Duke Realty Limited Partnership
          Payments    Department 00432
          to:         Cincinnati, Ohio  45263

          With copy   Duke Realty Limited Partnership
          to:         8888 Keystone Crossing, Suite 1200
                      Indianapolis, Indiana  46240
                      Attention:  Legal Department

          Lessee:     KENCO Group, Inc.
                      P.O. Box 829
                      Chattanooga, TN  37401
                      Attn:  James D. Kennedy, III

          With copy   MicroAge Computer Centers, Inc.
          to:         2308 South 55th Street
                      Tempe, Arizona  85282
                      Attn:  Vice President of Administration

2. THE LEASED PREMISES. Lessor hereby leases and demises to Lessee and Lessee agrees to lease from Lessor a certain building described in Item A of the Basic Lease Provisions (the "Building"). The Building hereby leased to Lessee has a gross area of approximately the square footage shown in Item B of the Basic Lease Provisions, and is outlined in red on the floor plan attached hereto as Exhibit A which is incorporated herein by reference (the "Leased Premises").

Lessor also grants to Lessee, the right to use the parking area adjoining the Building.

3.  TERM.

     (a) The term of this Lease shall be for the period shown in Item F of the Basic Lease Provisions (the "Lease Term") commencing on the Commencement Date.

     (b) The Commencement Date shall be the date established by Section 35 of this Lease.

4.  MINIMUM RENT.

     (a) Lessee agrees to pay as minimum rent for the Leased Premises the sum of the Minimum Annual Rent as set forth in Item D of the Basic Lease Provisions payable in Monthly Rental Installments as set forth in Item E of the Basic Lease Provisions without deduction or setoff, except as provided in Section 11(c), the Monthly Rental Installments to be paid in advance beginning on the Commencement Date and on the first day of each month thereafter for the term of this Lease (the "Minimum Rent"). The Monthly Rental Installments for partial months shall be prorated based on the number of the days in such month which are included within the Lease Term divided by thirty (30).

     (b) Lessee acknowledges that late payment by Lessee to Lessor of Minimum Rent and Additional Rent (as hereinafter defined) as provided for under this Lease shall cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any encumbrances and notes secured by any encumbrances covering the Leased Premises, or late charges and penalties by virtue of late payment of taxes due on the Leased Premises. Therefore, if any installment of Minimum Rent or Additional Rent or any other charge due from Lessee is not received by Lessor within ten (10) days of the date due, Lessee shall pay to Lessor an additional sum of five percent (5%) of the amount due as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor. In addition, in the event Tenant fails to pay within thirty (30) days after the same is due and payable any installment of Minimum Rent or any other sum or charge required to be paid by Lessee to Lessor under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of prime rate as published in

The Wall Street Journal plus four percent (4%) per annum (but not in excess of the highest rate of interest permissible under Ohio law).

5.  ADDITIONAL RENT.

     (a) Lessee agrees to pay as "Additional Rent" the amount paid or incurred by Lessor during the Lease Term, for real estate taxes, insurance premiums and common area maintenance expenses for the Building (collectively "Operating Expenses"). Operating Expenses shall include, so long as they are in accordance with generally accepted accounting principles, all expenses for operation, repair, replacement and maintenance as necessary to keep the Building in good order, condition and repair, including but not limited to, utilities (to the extent such are not separately metered) , expenses associated with the driveways and parking areas (including repaving and snow, trash and ice removal), security systems, lighting facilities, landscaped areas, walkways, directional signage, curbs, drainage strips, sewer lines, all charges assessed against the Building pursuant to any applicable easements, covenants or development standards, management fees (equal annually to fifteen percent (15%) of the total Operating Expenses for the Building for such year). Operating Expenses shall not include the costs for capital improvements unless such costs result in a decrease in the Operating Expenses of the Building, are required by any governmental authority or are replacements of improvements, nor shall they include costs or expenses for repairs or damages to the Building which are compensated by Lessor's insurance or which are uninsured losses (but not including such uninsured losses which are a result of Lessee's occupancy of the Leased Premises or reasonable insurance deductibles). Lessor represents that the Additional Rent for the calendar year 1995 is estimated to be Seven Thousand Eight Hundred Dollars (7,800.00) per month as such estimate is more particularly set forth on Exhibit C attached hereto. The proportionate share to be paid by Lessee shall be a percentage based upon the proportion that the square footage of the Leased Premises bears to the total square footage of the Building, which proportion shall be the amount set forth as the Building Expense Percentage in Item C of the Basic Lease Provisions. Lessor shall be entitled to estimate the total amount of Additional Rent to be paid by Lessee during each calendar year and, upon notice to Lessee of such estimate, to collect such estimate in twelve (12) equal installments, each such installment due with the Monthly Rental Installment payable under this Lease. Within one hundred fifty (150) days after the end of such calendar year, Lessor shall submit to Lessee a statement of the actual amount of Operating Expenses and the Additional Rent due from Lessee hereunder, and subject to Lessee's right to protest as set forth in Section 5(c) within thirty (30) days after receipt of such statement, Lessee shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Lessor shall credit the amount of such overpayment toward the next Monthly Rental installments of Minimum rent. It is not intended, however, that Lessee be required to pay its share of any increased tax assessments resulting from additional improvements constructed for other lessees in the Building after the Building has been fully completed and assessed.

     (b) As used herein, the term "real estate taxes" shall include any form of real estate tax or assessment, general, special ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Leased Premises by any authority having the direct or indirect power to tax, including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage or other improvement district hereof, or against Lessor's business of leasing the Leased Premises. Lessor's reasonable determination thereof, in good faith, shall be conclusive. The building housing the Leased Premises shall be located on a separate tax parcel. In the event of any increase in the real estate tax assessment of the Building, Lessor shall notify Lessee, if Lessor does not intend to appeal such assessment. With the prior written consent of Lessor, which shall be exercised in Lessor's reasonable discretion, the Lessee may, without postponing payment thereof, as aforesaid, bring proceedings to contest the validity or the amount of any such assessment. The Lessee shall indemnify and hold harmless the Lessor against and from any expense arising out of any such action. The Lessor shall, upon written request by the Lessee and consent thereto being granted by Lessor, cooperate with the Lessee in taking any such action, provided that the Lessee indemnifies and holds harmless the Lessor against and from any expense or liability arising out of such cooperation. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Leased Premises or elsewhere. Lessee shall cause such trade fixtures, furniture, equipment and all other personal property to be assessed and billed separately from the Leased Premises.

     (c) Lessor's statement shall be conclusive subject to correction only for: (i) mathematical errors; (ii) adjustment upon resolution of any appeals relating to real estate taxes; and (iii) audit as provided in this Section. If Lessee does not agree with Lessor's statement, then Lessee shall have the right, not later than 30 days following receipt of such statement by Lessee, if the parties are unable to resolve any disagreement by negotiation, to object to such statement and to cause an audit to be made of Lessor's records concerning real estate taxes and Operating Expenses. Such audits shall be conducted by an independent certified public accountant designated by Lessee from a list of the "Big Six: accounting firms. Such audit shall be completed not later than 60 days following Lessee's receipt of such statement. Any such audit shall be at the expense of Lessee, unless such audit discloses an overstatement of real estate taxes and operating expenses in excess of ten percent (10%), in which event such audit shall be at the expense of Lessor. The results of any such audit shall be binding upon Lessor and Lessee. If Lessee does not object to any statement within 30 days following Lessee's receipt of such statement, then such statement shall be conclusively deemed to have been approved and accepted by Lessee. Pending resolution of any dispute with respect to a statement, Lessee shall pay the sums shown as due on such statement, and, if it shall be finally determined that any portion of such sum was not properly due or greater payments were due, Lessor shall immediately refund any overpayment to Lessee, or Lessee shall immediately pay any shortfall to Lessor.

6. UTILITIES. Lessee shall pay the costs of all utilities serving the Leased Premises. Gas and electric service to the Leased Premises shall be separately metered from other portions of the Building.

7.  INTENTIONALLY DELETED.

8. USE OF LEASED PREMISES. The Leased Premises are to be used by Lessee for office use, configuration and assembly of computers, warehousing, storage and MicroAge technology related purposes, and for no other purposes without the prior written consent of Lessor, which shall not be unreasonably withheld.

Lessee shall not use the Leased Premises or fail to maintain them in any manner constituting a violation of the covenants affecting the building applicable to the industrial park in which the Building is located, or any applicable ordinance, statute, regulation or order of any governmental authority, including but not limited to those governing zoning, health, safety and occupational hazards, and pollution and environmental control. The covenants primarily address maintenance of common facilities, setbacks, landscaping, etc. A copy of all such covenants shall be provided upon request. Lessee shall not maintain or permit any nuisance to occur on the Leased Premises, nor shall Lessee's use of the Leased Premises unreasonably interfere with the reasonable use of the Building or the common parking areas associated therewith by other lessees.

Lessee covenants and agrees that Lessee will use, maintain and occupy the Leased Premises in a careful, safe and proper manner for its intended uses and will not commit waste thereon.

9.  MAINTENANCE AND REPAIRS.

     (a) Condition of Premises. Lessor warrants to Lessee that the plumbing, lighting, heating, and loading doors on the Leased Premises shall be in good operating condition on the Commencement Date. In the event that any of such items are not in good operating condition on the Commencement Date, Lessee shall give Lessor written notice of such condition within thirty (30) days following the Commencement Date and Lessor shall promptly, at its sole cost, diligently effect necessary repairs, and if, and only if, the condition of the Leased Premises materially interferes with the conduct of Lessee's business, or the health, safety and welfare of Lessee's employees, agents and invitees, Lessee's Monthly Rental Installments shall be abated proportionately to Lessee's ability to utilize the space during the period it takes Lessor to effect the necessary repairs. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Commencement Date shall terminate Lessor's repair obligations under this subparagraph.

     (b)  Lessor Representations.

           (i) Lessor hereby represents and warrants that to the best of its knowledge, as of the date Lessee takes possession of the Leased Premises, and for the Term hereof (and any extension or renewal thereof), the Lease Premises are structurally sound and free of all defects, except for those items for which Lessee has expressly assumed responsibility hereunder, provided, however, that if any problem or defect exists, which by its nature could not reasonably be discovered or detected by Lessee by an inspection of the Leased Premises on the date Lessee takes possession, then such problems or defects remain the sole responsibility of the Lessor.

           (ii) Lessor hereby further represents and warrants that to the best of its knowledge, as of the date Lessee takes possession of the Leased Premises, the Leased Premises are in good working order and in compliance with all applicable orders, regulations, requirements and laws of the federal, state, county and municipal governments.

     (c) Lessee's Obligations. Lessee shall, at its own cost and expense, maintain in good condition and repair the interior of the Leased Premises, including but not limited to the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems. Lessee's obligations to repair and maintain the Leased Premises shall include without limitation all plumbing and sewage facilities within the Leased Premises; fixtures; interior walls; floors, cases; all electrical facilities and equipment including cases; skylights; all electrical facilities and equipment including without limitation lighting fixtures, lamps, fans and any exhaust equipment and systems; electrical motors; and all other appliances and equipment of every kind and nature located in, upon or about the Leased Premises except as to such maintenance and repair as is the Lessor's obligation pursuant to Section 9(a), (b) or (d) herein. All glass, both interior and exterior, is at the sole risk of Lessee; and any broken glass shall be promptly replaced at Lessee's expense by glasses in kind, size and quality. Lessee shall obtain a preventive maintenance contract on the heating, ventilating and air conditioning systems which shall be subject to the reasonable approval of Lessor and paid for by Lessee.

     (d) Unless the same is caused solely by the negligence or willful misconduct of Lessor, Lessor shall not be liable to Lessee or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Leased Premises, or for any damage occasioned by water coming into the Leased Premises or arising from the acts or neglects of occupants of adjacent property or the public.

10.  ASSIGNMENT AND SUBLEASE.

     (a) Except as hereinafter expressly provided, Lessee shall not assign this Lease in whole or in part or sublet the Leased Premises in whole or in part without the prior written consent of Lessor, which consent shall not be unreasonably withheld, so long as the provisions of Section 10(b) have been satisfied to Landlord's sole and reasonable discretion. Unless the provisions of Section 10(d) are applicable, if Lessor consents to such assignment or subletting, Lessee shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but limited to payment of Minimum Rent and Additional Rent as provided herein. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.

     (b) Without in any way limiting Lessor's right to refuse to give consent to any assignment or subletting of this Lease, Lessor reserves the right to refuse to give such consent if in Lessor's discretion and opinion (i) the use of the Lease Premises is or may be in any way adversely affected; or (ii) Lessee and such proposed assignee or subtenant do not execute and deliver to Lessor the agreement by such assignee or subtenant that it assumes and shall be bound to Lessor by all the terms and conditions of the Lease. Lessor further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the development of which the Building is a part (the "Development").

     (c) If Lessee, having obtained Lessor's consent, shall assign this Lease or sublet the Leased Premises or any part thereof at a rental or for other consideration in excess of the Minimum Rent or pro rata portion thereof due and payable by Lessee under this Lease, then Lessee shall pay to Lessor as additional rent fifty percent (50%) of such excess rent or other monetary consideration within ten (10) days of the receipt thereof from said assignee or sublessee. If only a portion of the Leased Premises is being sublet, the Minimum Rent due under the terms of this Lease shall be allocated on a square foot basis to the portion so sublet, and fifty percent (50%) of such excess rent or other consideration due from the sublessee for such month over the portion of the Minimum Rent so allocated shall be paid to Lessor within ten
(10) days of the receipt thereof. It is agreed, however, that Lessor shall not be responsible for any deficiency if Lessor shall not be responsible for any deficiency if Lessee shall assign this Lease or sublet the Leased Premises or any part thereof at a rental rate less than provided for herein.

     (d) Lessor hereby acknowledges that it is aware of an agreement between Lessee and MicroAge Computer Centers, Inc. ("MicroAge") concerning the warehousing and distribution services being provided by Lessee to MicroAge. Notwithstanding any other provision herein to the contrary, Lessee, without Lessor's approval, may assign this Lease or sublease all or any part of the Lease Premises to (i) MicroAge, (ii) Lessee's or MicroAge's parent, subsidiary, affiliate, or successor by merger, consolidation, reorganization or pooling of interests (collectively, a "Related Party"), or (iii) a third party providing similar services to MicroAge as those provided by Kenco in the event of a termination of the Lessee/MicroAge Warehouse Services agreement ("Agreement"), or (iv) an assignment of the Lease pursuant to either Section 4.12 or Section
5.1.4 of such Agreement, provided that Lessee or MicroAge notifies Lessor in writing of such assignment of the Lease or sublease of the premises not less than 30 days prior to the effective date of the assignment of the Lease or sublease of the premises; provided, however, if the effective date of the assignment of the Lease or sublease of the premises is less than 30 days from the date of notice or the event causing the assignment of the Lease or the sublease of the premises, then the Lessee or MicroAge shall immediately notify Lessor of said assignment of the Lease or sublease of the premises. In the event of an assignment of the Lease or sublease of the Leased Premises under this Section 10(d), the Lessee shall be released and fully discharged from all duties, obligations, liabilities, covenants, and conditions imposed upon Lessee by this Lease after the effective date of the assignment of the Lease or sublease of the premises. Furthermore, an assignment of the Lease or sublease of the premises hereunder does not release MicroAge, as guarantor of the Lease, from its obligations under the Lease Guaranty Agreement executed by MicroAge.

     (e) Notwithstanding anything to the contrary contained in this Section 10, upon any assignment or sublease of all or any part of the Leased Premises by Lessee, whether with or without Lessor's consent and regardless or whether Lessor's consent is required, the obligations of MicroAge under the Lease Guaranty Agreement executed by MicroAge shall not be released, altered, discharged, reduced or otherwise impaired in any fashion.

11.  DEFAULT AND REMEDY.

     (a) Tenant's Defaults. The occurrence of any of the following shall be deemed an "Event of Default":

           (i) Failure by Lessee to pay the Minimum Rent as herein provided within ten (10) days of when due.

           (ii) Failure by Lessee to pay any Additional Rent, costs or expenses as may be provided in this Lease within ten (10) days of when due.

           (iii) Failure by Lessee to perform any act to be performed by Lessee hereunder or to comply with any condition or covenant contained herein and such failure shall continue for thirty (30) days after written notice thereof from Lessor to Lessee, provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required to cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           (iv) The adjudication of Lessee as a bankrupt; the making by Lessee or any guarantor of the Lease of a general assignment for the benefit of creditors; Lessee's or any guarantor of the Lease is taking the benefit of any insolvency action or law; the appointment of a permanent receiver or trustee in bankruptcy for Lessee or any guarantor of the Lease or its assets; the appointment of a temporary receiver for Lessee or any guarantor of the Lease, or its assets if such temporary receivership has not been vacated or set aside within ninety (90) days from the date of such appointment; the initiation of an arrangement or similar proceeding for the benefit of creditors by or against Lessee or any guarantor of the Lease; dissolution or other termination of Lessee's or any guarantor's corporate charter if Lessee or such guarantor is a corporation.

           (v) The discovery by Lessor that any financial statement given to Lessor by Lessee, any successor in interest of Lessee or any guarantor of Lessee obligations hereunder, was materially false.

           (vi) If Lessee is in default of its obligations with MicroAge or Lessee's agreement with MicroAge, referenced in section 10(d) hereof, is terminated for any reason.

     (b) Lessor's Remedies. Upon the occurrence of any Event of Default as defined above, which remains uncured, Lessee's right to possession under this Lease shall terminate at the option of Lessor. Lessee's liability for rent and damages shall survive any such termination.

Upon the occurrence of any Event of Default as defined above, Lessor may at any time thereafter, either with or without notice or demand, and without limiting Lessor in the exercise of any rights or remedies which Lessor may have by reason of such default of breach:

           (i) Terminate Lessee's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Leased Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by Lessee's default hereunder including, but not limited to, the cost of recovering possession of the Leased Premises; reasonable expenses of re-letting, including necessary renovation and alteration of the Leased Premises; reasonable attorneys' fees and any real estate commission actually paid; the worth at the time of the award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of such rent lost for the same period that Lessee proves could be reasonably avoided; and that portion if any leasing commission paid by Lessor applicable to the unexpired term of this Lease.

           (ii) Maintain Lessee's right of possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Leased Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (iii) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Ohio.

          (iv) However, Lessor acknowledges that it has an affirmative duty to mitigate its damages upon each and any Event of Default.

     (c) Lessor's Defaults. It shall be a default under and breach of this Lease by Lessor if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Lessee; provided, however, that if the term, condition, covenant or obligation to be performed by Lessor is of such nature that the same cannot reasonably be performed within such thirty-day period and Lessor has commenced performance to cure such default during the thirty-day period and thereafter diligently undertakes to complete the same, and further provided that Lessor shall not be in default if Lessor's failure to perform or observe some term, condition, covenant, or obligation under this Lease is de to causes beyond the reasonable control of Lessor. Upon the occurrence of any such default, Lessee may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Lessee shall not be entitled to terminate this Lease. If Lessee prevails, Lessee may offset rent equal to the court awarded damages. In the event Lessor does not pay the real estate taxes on the building housing the Leased Premises, the Lessee may pay the taxes due and offset rent equal to the taxes paid.

     (d) No Waiver. The failure of Lessor or Lessee to exercise any option herein provided on account of any default shall not constitute a waiver of the same or any subsequent default, and no waiver of any condition or covenant of this

Lease by either party shall be deemed to constitute a waiver by either party of any default for the same or any other condition or covenant.

12. ALTERATIONS. Lessee shall not permit alterations of or upon any part of the Leased Premises or additions to the Leased Premises without first obtaining the written consent of Lessor which consent shall not be unreasonably withheld. However, Lessee may make up to $35,000 of non-structural alterations without Lessor's prior approval. As a condition of such consent, Lessor may require Lessee to remove the alterations and restore the Leased Premises upon termination of this Lease. Any alterations, improvements or utility installations in, on or about the Leased Premises that Lessee shall desire to make which require the consent of Lessor shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give its consent, such consent shall be deemed conditioned upon (i) Lessee's acquiring a permit to do so from appropriate governmental agencies, (ii) the furnishing of a copy thereof to Lessor prior to the commencement of the work and (iii) the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. All alteration and additions to the Leased Premises shall be made in accordance with all applicable laws and Lessee shall indemnify and save harmless Lessor from all costs, loss or expense in connection with any construction or installation. All alterations, additions or improvements shall be installed at Lessee's sole expense in compliance with all applicable laws and by a licensed contractor approved in writing by Lessor which such approval shall not be unreasonably withheld. No person shall be entitled to any lien directly or indirectly derived through or under Lessee or through or by virtue of any act or omission of Lessee upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Lessor to the creation of any lien. In the event any lien is filed against the Leased Premises, or any part thereof, for work claimed to have been done for or material claimed to have been furnished to Lessee, Lessee shall cause such lien to be discharged of record within thirty
(30) days after filing by bonding or as provided or required by law or in any other lawful manner. Lessee shall indemnify and save harmless Lessor from all costs, losses, expenses and reasonable attorneys' fees in connection with any such lien.

13. INSPECTION. Lessor and its authorized representatives shall have the right, with reasonable notice to Lessee, to enter the Building or Leased Premises at all reasonable times for any of the following purposes: (i) to determine whether the Leased Premises are in good condition and whether Lessee is complying with its obligations under this Lease; (ii) to do any necessary maintenance and to make any repairs or alterations to the Leased Premises or the Building that Lessor has the right or obligation to perform; (iii) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in a purchase lease or exchange, at any time during the Term; (iv) to repair, maintain or improve the Building and to erect scaffolding and protective barricades around and about the Leased Premises; and (v) to any other act or thing necessary for the safety or preservation of the Leased Premises or the Building. Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Lessor's entry into the Premises as provided in this Section 13 and in Section 9, unless such damage is caused by Lessor's negligence. Lessor, its agents, brokers, buyers or tenants shall conduct their activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Lessee. Lessee agrees that it shall use its best efforts to accommodate Lessor's activities during regular business hours. All such activities shall be conducted in a manner which shall minimize disruption to Lessee's business operation. In the event such activities significantly effect Tenant's business operations, Landlord shall conduct such activities during non-business hours. To the extent permitted, the costs associated with Lessor's inspection, repair and maintenance, excluding additional costs necessitated by non-business hour repairs, shall be included in Operating Expenses and paid in accordance with Section 5 herein.

14. LESSOR'S RIGHT TO MORTGAGE. Lessee agrees at any time, and From time to time, to execute a consent to the assignment of this Lease by Lessor to its mortgagee. Lessee's rights shall be subject and subordinate to any bonafide mortgage now existing upon or hereafter placed upon the Leased Premises by Lessor; provided, however, that if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lien of foreclosure, Lessee shall be allowed to continue in possession of the Leased Premises as provided for in this Lease and all other terms and conditions hereof shall remain 4@--i full force and effect so long as Lessee shall not be in default of any material provisions hereunder. Lessor will use reasonable efforts to obtain a nondisturbance agreement for Lessee from any current or future mortgages.

15. FIRE AND EXTENDED COVERAGE INSURANCE. During the Term of this Lease (and any extension or renewal thereof), Lessor shall maintain fire and extended coverage insurance and other endorsements deemed advisable to Lessor on the Building (the premiums for which shall be included in Operating Expenses), but shall not protect Lessee's personal property, merchandise, trade fixtures, furnishings, equipment, floor coverings, alterations, additions and improvements on the Leased Premises, and Lessor shall not be liable for any damage to Lessee's property, however caused. Lessee agrees to maintain insurance on all of its property on the Leased Premises. Lessee hereby expressly waives any right of recovery against Lessor (or any other tenant of the Building unless caused by such tenant's negligence or willful misconduct) for damage to any property of Lessee located in or about the Leased Premises, however caused, and Lessor hereby expressly waives any rights of recovery against Lessee for damage to the Leased Premises or the Building resulting from the perils insured against under Lessor's fire and extended coverage insurance. Lessor shall obtain and keep in effect during the Term (and any extension or renewal thereof) hereof, public liability and property damage insurance with respect to the Building and the operation of the Building by Lessor (the premiums for which shall be included in Operating Expenses) including Lessor's own negligence in amounts not less than the minimum amounts required by Lessor's lender or other reasonable standard. All insurance policies maintained by Lessor or Lessee as provided in this Section shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease or agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.

Lessee shall not use the Leased Premises in any manner or store anything in or upon the Leased Premises which would result in an increase in the premiums for the fire and extended coverage insurance.

16. FIRE AND OTHER CASUALTY. In the event of total or partial destruction of the Leased Premises by fire or other casualty insured under the fire and extended coverage insurance provided pursuant to the terms of this Lease, and in the event that the insurance proceeds are released by any mortgagee entitled to such proceeds, Lessor agrees to promptly restore and repair the Leased Premises at Lessor's expense; provided, however that in the event that the insurance proceeds are not released by any mortgagee or the Leased Premises are
(i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of the damage or destruction, or (ii) destroyed by a casualty which is not covered by the insurance required hereunder, then, in the case of a clause (i) casualty, either Lessor or Lessee may, or, in the case of a clause (ii) casualty, then Lessor may, upon thirty
(30) days written notice to the other party, terminate and cancel this Lease, and all further obligations hereunder shall thereupon cease and terminate. Any proceeds from the fire and extended coverage insurance policies not utilized by Lessor in restoring or repairing the Leased Premises shall be the sole property of the Lessor. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable by reason of any such damage thereto.

17. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Lessee shall obtain and pay the premiums for a policy or policies of insurance from companies reasonably satisfactory to Lessor, and shall keep the same in force during the Term (and any Renewal or extension thereof) and shall furnish to Lessor a certificate thereof (or such other document or duplicate policy evidencing such insurance in a form satisfactory to Lessor and any first mortgagee of the Leased Premises) protecting Lessor, any first mortgagee of the Leased Premises (if requested by Lessor) and Lessee from the following risks and in the following amounts:

     (a) Public liability and property damage insurance in standard form with limits of liability for injury or death to any ($1,000,000.00); for injury or death of more than one person in any one occurrence in an amount of not less than One Million Dollars ($1,000,000.00); and for damage to property in an amount of not less than Five Hundred Thousand Dollars ($500,000.00).

     (b) Such Additional risks or greater coverage of the above risks as shall be reasonably required by Lessor or any first mortgagee of the Leased Premises.

     (c)  Lessee shall insure its fixtures, equipment and tenant improvements.

Any insurance required hereunder shall be in companies holding a "general policyholder's rating" of at least A- (or such other rating as may be reasonably approved by Lessor) as set forth in the most current issue of "Bests Insurance Guide" or such other rating as may be required by a lender having a lien on the Leased Premises.

18. EMINENT DOMAIN. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain by any public or quasi-public body in such a manner that the Leased Premises shall become unusable by Lessee for the purpose it is then using the Leased Premises, this Lease may be terminated by either party by giving written notice to the other within fifteen (15) days after possession of the Leased Premises or part thereof is so taken. In the event that no termination occurs or such taking does not render the Leased Premises unusable, then this Lease shall continue in full force and effect for the remaining portion of the Leased Premises, and all rent and other payment due hereunder shall be reduced on a pro rata basis as of the date that title vests in the condemning authority, except that Lessor may, at its option, elect to terminate the lease be giving Tenant written notice within sixty (60) days of the final adjudication of condemnation, and all rent and other payments hereunder shall be paid through the date of termination. In the event the taking does not result in a termination of the Lease, Lessor will, to the extent of the award it receives, restore the Leased Premises to be near its former condition as is possible under the circumstances. Lessee shall have no claim against Lessor on account of any such acquisition for the value of any unexpired lease remaining after possession of the Leased Premises is taken. All damages awarded shall belong to and be the sole property of Lessor; provided, however, that Lessee shall be entitled to any award expressly made to Lessee by any governmental authority for the cost of or the removal of Lessee's stock, equipment and fixtures. Lessor agrees that it will provide notice to Lease of any action or threatened action by a public or quasi-public body that may affect the Leased Premises so that Lessee may protect its interest in its stock, equipment and fixtures located in the Leased Premises.

19.  INTENTIONALLY DELETED.

20. LESSOR'S NON-LIABILITY. Lessor shall not be liable for damage either to any person or property due to the condition of the Leased Premises and the Building or to the occurrence of any accident in or about the Leased Premises and the associated common areas or due to any act or neglect of Lessee or any other occupant of the Leased Premises or of any person except for the damage resulting directly from any negligent act or omission of Lessor. Lessee shall not be responsible and liable for any damage or loss covered by the fire and extended coverage insurance. Lessee shall save Lessor harmless from any or all liability to any person for damage to any person or property resulting from use or occupancy of the Leased Premises and the associated common areas and shall protect against such liability with public liability insurance in the amounts required herein.

21. SURRENDER. Upon the expiration or other termination of this Lease, Lessee shall quit and surrender to Lessor the Leased Premises, together with all other property affixed to the Leased Premises (subject to the provisions of Section 12 hereof), broom clean, and in good order and condition, ordinary wear and tear, fire and similar casualty excepted. Any damage caused to the Leased Premises by removal of any property by Lessee, its agents, employees or contractors shall be promptly repaired by Lessee. Lessee shall remove all property of Lessee as directed by Lessor, and failing to do so, Lessor may cause all of said property to be removed at the expense of Lessee, and Lessee hereby agrees to pay all the costs and expenses thereby reasonably incurred. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

Lessee shall, prior to the expiration of the Lease Term, remove all of the Lessee's trade fixtures and equipment, and any damage to the Leased Premises shall be promptly repaired, provided, however, that all alterations or additions to the Leased Premises shall, if such alterations proposed by Lessee have been identified by Lessor at the time of installation, become a part of the Building and the property of Lessor.

If Lessee shall remain in possession of all or any part of the Leased Premises after the expiration of the Lease Term, then Lessee shall be deemed a lessee of the Leased Premises from month to month with the Minimum Rent being increased to an amount equal to 125% of the Minimum Rent in effect at the end of the Lease Term. All other terms and conditions of this Lease shall remain in full force and effect during such time Lessee remains in possession of all or any part of the Leased Premises.

22. WAIVER. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease by either party hereto shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor justify or authorize a non- observance on any other occasion of such covenant or condition or any other covenant or condition; nor shall the acceptance of rent by Lessor at any time when Lessee is in default of any covenant or condition hereof be construed as a waiver of such default or of Lessor's right to terminate this Lease on account of such default.

23. COVENANT OF QUIET ENJOYMENT. Lessor agrees that if Lessee shall perform all of the covenants and agreements herein provided to be performed on Lessee's part, Lessee shall, at all times during the Term (and any renewal or extension thereof), have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Lessor or any persons lawfully claiming under Lessor, except as may be provided in this Lease.

24. NOTICE. Any notice required or permitted to be given or served by either party to this Lease shall be deemed to have been given or served by either party to this Lease when made in writing and mailed, by certified or registered mail, or by nationally recognized overnight delivery service, addressed to the addresses set forth in Item K of the Basic Lease Provisions. All rental payments shall be made to Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided.

25. BENEFIT OF LESSOR AND LESSEE. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Lessor and Lessee and their respective heirs, successors, assigns and legal representatives.

26. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the State of Ohio. This Lease and the Exhibits hereto constitute the entire agreement between the parties with respect to the Leased Premises and the Building and, as of its effective date, supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, written or oral, related to its subject matter. Its terms cannot be modified, supplemented, or rescinded, except by a written agreement signed by an authorized representative of each party. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provisions shall not render the other provisions unenforceable, invalid or illegal.

27. ATTORNEY'S FEES. The non-prevailing party shall be liable for and hereby agree to pay any and all expenses, including reasonable attorneys' fees, incurred by the other party in connection with any default under the terms, covenants and conditions contained in this Lease.

28. SIGNS. Lessee may, at its own expense, erect a sign concerning the business of Lessee on the exterior face of the Leased Premises which shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Lessor and in compliance with the applicable codes and any recorded restrictions applicable to the Building. Lessee agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Lessee shall promptly remove such signs and repair any resulting structural damage to the Leased Premises.

29. ESTOPPEL CERTIFICATE. Lessee shall, within ten (10) days following receipt of a request from Lessor, execute, acknowledge and deliver to Lessor, or to any lender, holder of any mortgage, purchaser or prospective lender or purchaser designated by Lessor, a written statement in such form as Lessor may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (ii) the date to which the Minimum Rent, Additional Rent, and other charges have been paid; and (iii) that there are not, to Lessee's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee. Lessee's failure to deliver such statement within such period shall be conclusive upon Lessee that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Lessor's performance hereunder.

30. BROKER. Lessee has engaged no brokers who would be entitled to any commission or fee based on the execution of this lease, other than those set forth in Item J of the Basic Lease Provisions. All brokerage commissions are to be paid by Lessor.

31. WAIVER OF SUBROGATION. Lessor and Lessee each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against or which are required to be insured against pursuant to the terms of this Lease, which perils occur in, on or about the Leased Premises.

32. LIMITATION OF LESSOR'S LIABILITY. If Lessor shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Lessee shall, as a consequence thereof, recover a money judgment against Lessor, Lessee agrees that it shall look solely to Lessor's right, title and interest in and to the Building for the collection of such judgment, that being the sole asset to which Lessee may look for payment of any such judgment; and Lessee further agrees that no other assets of Lessor, wherever situate, shall be subject to levy, execution or other proceeds for the satisfaction of Lessee's judgment and that Lessor shall not be liable for any deficiency.

The references to "Lessor" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Lessor" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Lessor here, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

33.  HAZARDOUS MATERIALS.

     (a) Lessee shall not in any manner use, maintain or allow the use or maintenance of the Leased Premises in violation of any law, ordinance, statute, regulation, rule or order (collectively "laws") of any governmental authority, including but not limited to Laws governing zoning, health, safety (including fire safety), occupational hazards, and pollution and environmental control. Lessee shall not use, maintain or allow the use or maintenance of the Leased Premises or any part thereof to threat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste nor shall Lessee otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste on or about the Leased Premises; provided, however, any toxic material lawfully permitted and generally recognized as necessary and appropriate for general office, warehouse and distribution use may be stored and used on the Leased Premises so long as (i) such storage and use is in the ordinary course of Lessee's business permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable Laws and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; (iii) Lessee delivers prior to written notice to Lessor of the identity of and information regarding such materials as Lessor may require; and (iv) Lessor consents thereto. For purposes of this
Section 33(a), Hazardous, toxic or infectious waste shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or in serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environmental or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the Comprehensive Environmental Response, compensation and Liability Act of 1980, as amended; the Resource Conservation and recovery Act, as amended; and any other applicable federal, state or local laws. Lessee shall immediately notify Lessor of the presence or suspected presence of any hazardous, toxic or infectious waste on or about the Leased Premises and shall deliver to Lessor any notice received by Lessee relating thereto.

   Lessor and its agents shall have the right, but not the duty, in accordance with Section 13 hereof, to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there is hazardous, toxic or infectious waste on the Leased Premises. Lessor shall have the right to immediately enter upon the Leased Premises to remedy any contamination found thereon. In exercising its rights herein, Lessor shall use reasonable efforts to minimize interference with Lessee's business but such entry shall not constitute an eviction of Lessee, in whole or in part, and Lessor shall not be liable for any interference, loss, or damage to Lessee's property or business caused thereby. If any lender or governmental agency shall ever require testing to ascertain whether there has been a release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as Additional Rent only to the extent such requirement arose because of Lessee's use of the Leased Premises. Lessee shall execute affidavits, representations and the like from time to time, at Lessor's request, concerning Lessee's best knowledge and belief regarding the presence of any hazardous, toxic or infectious waste on the Leased Premises or Lessee's intent to store or use toxic materials on the Leased Premises. Lessee shall indemnify and hold harmless Lessor from any and all claims, loss, liability, costs, expenses or damage, including reasonable attorneys' fees and costs of remediation, incurred by Lessor in connection with any breach by Lessee of its obligations under this section. The covenants and obligations of Lessee hereunder shall survive the expiration of earlier termination of this Lease.

     (b) Lessor hereby represents and warrants that neither Lessor nor, to the best of its knowledge, any other person, has ever caused or permitted any Hazardous Material (as currently defined in any Environmental Law) to be placed, held, located or disposed of, on, under or at the Building or the Leased Premises or any part thereof, or into the atmosphere or any watercourse, body of water or wetlands, if any, located on or under the Leased Premises or Building, and neither the Leased Premises or the Building nor any part thereof, has ever been used by the Lessor as a treatment, storage or disposal site (whether permanent or temporary) for any Hazardous Material.

For purposes of this Section 33(b): (i) "Hazardous Material" means and includes any material or substance which is defined or listed as hazardous material or substance, or as a pollutant or contaminant, under any Environmental Law (as hereinafter defined), including, without limitation, asbestos or any substance or compounds containing asbestos; (ii) "Environmental Law" means the Resource Conservation and Recovery Act of 1976, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Clean Water Act, as amended, the Clean Air Act, as amended; the Toxic Substances Control Act, as amended; the Ohio Environmental Quality Act, as amended; any so- called "superfund" or "superlien" law; and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order, or decrees regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, or material, including, without limitation, asbestos or any substance or compound containing asbestos, as now or at any time hereinafter in effect.

34.  ADDITIONAL PARAGRAPHS.

     (a) Lessee shall repair and pay for any damage caused by the negligence of Lessee, or Lessee's employees, agents or invitees, or caused by Lessee's default hereunder. Such repairs to include damage to downspouts, gutters, dock boards, bumpers, truck doors, exterior stairways, paying, exterior doors, but not limited to these items, ordinary wear and tear excluded.

     (b) Outside storage including without limitation, trucks and other vehicles, is prohibited without Lessor's prior written consent.

     (c) Lessor shall, in accordance with Section 13 hereof, have the right to enter and inspect the Leased Premises at any reasonable time, for the purpose of ascertaining the condition of the Leased Premises or in order to make such repairs as may be required or permitted to be made by Lessor under the terms of this Lease. Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Leased Premises and shall arrange to meet with Lessor for a joint inspection of the Leased Premises prior to vacating. In the event of Lessee's failure to give such notice or arrange such joint inspection, Lessor's inspection at or after Lessee's vacating the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     (d) Because the Leased Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Leased Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Lessor or to other use of the Leased Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Lessor in writing and a fully executed copy delivered to both parties hereto.

     (e) Lessee acknowledges having reviewed and signed the attached Agency Disclosure Statement and Lessee acknowledges that said statement is signed and attached hereto as Exhibit D. Duke Realty Limited Partnership, its agent and employees, have represented only the Lessor, and have not in any way represented the Lessee, in the marketing, negotiation, and completion of this Lease transaction.

     (f) Upon request, Lessor shall execute after review by Landlord any reasonable landlord lien waivers as requested by any guarantor of the Lease, in such form as may be reasonably approved by Lessor.

     (g) Any and all additional provisions to this Lease are set forth in the Addendum to Lease attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and ensealed this Lease the day and year first written above.

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:   Duke Realty Investments, Inc.,
      as General Partner

By:   /s/ Daniel C. Staton
      --------------------------------
      Daniel C. Staton
      Executive Vice President

WITNESSES:

/s/ Kimberly Bush
--------------------------------------
    Kimberly Bush
    (Printed)

/s/ Bill Poffenberger
--------------------------------------
    Bill Poffenberger
    (Printed)


KENCO GROUP, INC.

By:  /s/ Jim Kennedy
--------------------------------------
Printed: Jim Kennedy, III
Title:   President

WITNESSES:
/s/ George Shuford
--------------------------------------
    George Shuford
    (Printed)

/s/ Kristi Montgomery
--------------------------------------
    Kristi Montgomery
    (Printed)

                               ADDENDUM TO LEASE

This ADDENDUM TO LEASE is made this 18th day of November, 1994, by and between Duke Realty Limited Partnership, an Indiana limited partnership ("Lessor') and Kenco Group, Inc., a Tennessee corporation ("Lessee") and is incorporated into the above and foregoing Lease Agreement by and between Lessor and Lessee of the date herewith as if stated verbatim therein.

The Lease Agreement is amended by adding the following additional Sections:

35. CONSTRUCTION OF THE LEASED PREMISES. The scope of the work to be performed by Lessor is set forth in the preliminary plans and specifications and written descriptions thereto all of which are listed on the attached Preliminary Exhibit B. Lessor will prepare final plans and specifications and actual working drawings which will be mutually agreed to by both Lessee and Lessor and upon completion, substituted and attached hereto as Exhibit B ("Plans and Specifications"). Lessor shall construct in a good workmanlike manner the Leased Premises on a "turn-key" basis which shall include the installation of landscaping, parking lots, driveways and all improvements as shown on the Plans and Specifications for the benefit of the Leased Premises. Lessor shall provide Lessee with an allowance equal to Three Hundred Seventy Five Thousand Dollars ($375,000.00) ("Lessor Allowance"). Lessor's Allowance shall be applied solely toward the cost of constructing and completing the office area of the Leased Premises including interior finishes, electric, plumbing and heating ventilating and air-conditioning work as more particularly set forth in the Plans and Specifications. All work to be performed by Lessor pursuant to the Plans and Specifications shall be competitively bid by Lessor. Lessor's construction management fee of seven percent (7%) shall not be charged to the work paid for out of the Lessor's Allowance. Any unused portion of Lessor's Allowance may be applied to the cost of Lessee requested change orders as provided below, or to future improvements, or to abate rent due hereunder (during the first twelve (12) months of the Lease Term only), at Lessee's written election to Landlord.

Lessee shall have the right to request in writing that Lessor make changes from time to time in the Plans and Specifications, and Lessor shall not unreasonably refuse to do SO. Any additional cost associated with said changes shall be deemed Additional Rent and will be promptly paid by Lessee to Lessor within thirty (30) days of completion of the work associated with the applicable change order. The cost or credit to Lessee resulting from a change order shall be quoted to Lessee by Lessor within five (5) days (or less if possible) after submission, and Lessee may then decide whether or not it desires to proceed with such change order. Change orders which result in a credit may at the written election of Lessee be either applied toward the cost of additional current or future work, or to abate rent due hereunder. Lessor shall competitively bid the cost of all change order work and allowance work and Lessee and Lessor shall mutually agree upon the acceptable bid and subcontractor which shall perform such change order work and allowance work. Prior to proceeding with a change order, Lessee and Lessor shall also agree on the delay, if any, associated with such change order work. A construction management fee equal to seven percent (7%) shall be added to all change order work which shall increase the costs associated with the construction of the Leased Premises. A construction management fee shall not be charged against any change order work which shall decrease the cost associated with the construction of the Leased Premises.

Lessor shall apply for and obtain, at its sole cost and expense, all permits, licenses and certificates necessary for the construction of the Leased Premises and for the occupancy thereof by Lessee. Lessor shall be obligated to obtain a permanent certificate of occupancy regardless of whether a temporary certificate shall have first been issued. Lessor represents that the Leased Premises shall be constructed, and when completed shall be in compliance with all local, state and federal laws (including the Americans With Disabilities
Act), rules, orders, regulations and ordinances and the Plans and Specifications. Within one hundred twenty (120) days of the Commencement Date (as defined herein) Lessor shall provide to Lessee complete "As Built" drawings of the Building which at the written election of Lessee, Lessor shall provide on CAD disk format.

The Leased Premises shall be deemed to be substantially completed at such time as (i) Lessor shall certify in writing to Lessee that said Leased Premises have been completed in substantial accordance with the Plans and Specifications described above subject only to minor punch list items (i.e., the cumulative cost of which shall not exceed $50,000.00, or such unfinished items shall not impair Tenant's ability to use the Leased Premises in the manner intended by the Lease) to be mutually agreed to and identified by Lessee and Lessor during a joint inspection of the Leased Premises prior to substantial completion, the completion of which will not materially affect Lessee's use and occupancy of the Leased Premises), (ii) Lessor shall have obtained all necessary governmental approvals and inspections, that all systems are fully operational, and that sufficient utilities are available to service the Leased Premises and are connected to mains and all meters are set and activated, (iii) a licensed architect or engineer in good standing in the locality where the Leased Premises are located shall certify in writing to Lessee pursuant to and in accordance with form AIA- G704 as to those same matters in (i) and (ii) immediately preceding, and (iv) the issuance of a temporary certificate of occupancy which the parties agree will be in writing. At such time as the last of the foregoing requirements shall have been satisfied, Lessor shall deliver possession of the Leased Premises to Lessee. It is agreed by the parties hereto that possession may be delivered by the Lessor exclusive of the completion of exterior painting or landscaping which shall be completed as expeditiously as possible, weather permitting, but no later than thirty (30) days after the Commencement Date. The date upon which Lessor shall deliver possession of the Leased Premises to Lessee in substantially completed condition is herein called the "Commencement Date". All punch list items shall be completed by Lessor with-in ninety (90) days of the Commencement Date unless otherwise agreed to by both Lessee and Lessor in writing.

The Commencement Date shall occur thirty (30) days after the Fixturing Date (as defined below). Upon notice from Lessor, but not later.than May 1, 1995, Lessee shall have access to the Leased Premises for purposes of fixturing same and preparing the Leased Premises for occupancy ("Fixturing Date"). The Fixturing Date shall be delayed on a day-for-day basis for Tenant's failure to meet the "Critical Date,, obligations set forth in Exhibit B-1 attached hereto.

The Commencement Date and Fixturing Date shall be subject to change as a result of delays in the construction of the Leased Premises caused by war, invasion of hostility; work stoppages, boycotts, slow downs or strikes; shortage of steel or structural members, precast panels, or energy; man made or natural casualties;

acts or omissions of governmental or political bodies; civil disturbances or riots; Lessee caused delays; or delays caused by Lessee requested change orders (together "Excusable Delays"). All claims for extensions of the foregoing dates shall be made in writing by Lessor to Lessee not more than three (3) days after the occurrence of an Excusable Delay. In the case of a continuing delay only one (1) claim is necessary. Lessee may contest in good faith any claims for an Excusable Delay made by Lessor. Such claim shall be made in accordance with the rules of the American Arbitration Association applicable to construction and lease issues.

Notwithstanding the foregoing, Lessee shall arrange its schedule so as not to unreasonably interfere with or delay other work of Lessor or any permitting or inspection process being carried on at the same time; and provided further that neither Lessor nor any of Lessor's affiliates shall have any responsibility or liability for any injury (including death) to persons or loss or damage to any of Lessee's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Completion Date, except for that damage caused by the gross negligence or willful misconduct of Lessor.

In the event the Leased Premises shall not be at a stage of completion to allow Lessee to fixture the Leased Premises by the Fixturing Date, excepting Excusable Delays, Lessor shall pay to Lessee as liquidated damages the sum of Two Thousand Dollars ($2,000.00) per day for the first twenty-one (21) days of noncompletion and the sum of Five Thousand Dollars ($5,000.00) per day beyond such initial twenty-one (21) day period. For purposes herein, the Leased Premises shall be deemed to be at a stage of completion to allow Lessee the ability to fixture the Leased Premises at such time as the foundation, slabs, walls and roof deck have been completed to allow the Lessee to commence the installation of its racking system in an agreed upon location within the Leased Premises.

With respect to the foregoing, the parties agree that Lessee caused delays shall not extend the Commencement Date and such date shall be deemed to have occurred despite any such Lessee caused delays.

Lessor hereby warrants for a period of one (1) year from the Commencement Date, the Leased Premises against defects in materials and workmanship, routine maintenance (except as to Lessor's obligations herein) and ordinary wear and tear excepted. Upon the Commencement Date of the Leased Premises, Lessor shall enforce for the benefit of Lessee all warranties and guarantees relating to the Leased Premises and any and all systems contained therein. Lessee shall not take any action which shall invalidate any of the foregoing warranties or guarantees and shall provide Lessor with written notice of all warranty claims.

In addition to the foregoing, Lessor agrees that during the original Lease Term, it shall be responsible, at Lessor's sole cost and expense, for the maintenance of the exterior walls, roof, foundation and exterior paint or stain of the Leased Premises. Lessor shall use its best efforts to keep the roof, skylights and other Lessor installed roof penetration free from leaks at all times. In addition to the foregoing, Lessor hereby warrants the structural integrity of the walls, roof or foundation of the Leased Premises. Lessor shall, at its sole cost and expense, remedy any structural defects unless the structural defects or necessary maintenance are due to the acts, omissions or negligence of Lessee. Structural defects shall mean those defects in workmanship or materials relating to the walls, roof or foundation which could cause loss of income or additional expense to Lessee or otherwise could effect the health and safety of the workers or occupants within the Leased Premises. This warranty does not cover consequential damages such as lost profits or opportunity incurred by Lessee with respect to any such structural failures. Any repairs required under this warranty, will be mutually agreed to by the Lessee and Lessor and will be performed so as to minimize disruption of the Lessee's business operations.

With respect to the walls, this warranty includes only panel joint caulking, which Lessor agrees to repair at its cost during the initial Lease Term of the Leased Premises. After the expiration of such initial Lease Term, the cost associated with such repairs shall be included in Operating Expenses and paid in accordance with Section 5 herein.

Lessee will notify Lessor promptly upon discover of any potential problems which may be covered under the,foregoing warranties. This warranty covers all materials, labor and equipment for repairs necessitated by structural failure but does not cover consequential damages, such as lost profits or opportunity, incurred by the Lessee. Any repairs required under this warranty will be mutually agreed to between Lessor and Lessee.

36. FORCE MAJEURE. Lessor and Lessee shall be excused for the period of any delay in the performance of any obligation hereunder (except in the case of Lessee, the payment @ rent) when such delay is occasioned by causes beyond its control; war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of steel or structural members, precast panels or energy; man- made or natural casualties; acts or omissions of governmental or political bodies; or civil disturbances or riots. Lessee and Lessor shall have the right to contest in good faith a force majeure event hereunder in accordance with the rules of the American Arbitration Association applicable to construction issues.

37. GUARANTY OF LEASE. In consideration of Lessor's leasing the Leased Premises to Lessee, Lessee shall provide Lessor with a Lease Guaranty Agreement in the form attached hereto as Exhibit E which shall be executed contemporaneously with this lease by MICROAGE COMPUTER CENTERS, INC., as guarantor of this Lease.

38.  OPTION TO EXPAND.

     (a) Provided Lessee is not in material default beyond applicable cure periods herein, Lessee shall have the option (subject to the terms in this Section 38) to cause Lessor to expand the Leased Premises by constructing an addition to the Building of not more than Two Hundred Sixty Thousand (260,000) square feet (the "Expansion") as pictorially described in Exhibit F. The Expansion will entail the use of the "Additional Land" described in Exhibit F. In that respect, Lessor. guarantees for a period of forty-two (42) months from the Commencement Date or twenty-four (24) months from the Tenant's complete occupancy of the Leased Premises, whichever shall occur earlier, that the Additional Land shall be available for that purpose. In the event Lessee decides to expand by virtue of this option, the minimum term for the Expansion and Leased Premises shall be ten (10) years. The term for the Leased Premises shall be extended by the period of time required to make the term for the Expansion and Leased Premises coterminous (the "Extended Term") and Lessee's Option Periods pursuant to Section 40 shall be adjusted accordingly.

The minimum Rent for the Extended Term for the original gross area of the Building shall be the rent established for the original Lease Term and the Option Period pursuant to Section 40 herein, whichever may be applicable. To the extent the term shall be greater than the Option Period, the Minimum Rent for the Leased Premises shall be equal to ninety-five,percent (95%) of the "Market Rate" for such space as determined by agreement of the parties. Failing to so agree, the determination of "Market Rate" shall be determined by the Appraisal Process set forth in Section 39 herein.

The Minimum Rent for the Expansion ("Expansion Rent") shall be calculated in accordance with the following formula:

Total Project Cost per square foot multiplied by a Rental Factor equals the Expansion Rent. The Rental Factor shall equal a constant determined by a twenty

(20) year amortization schedule (based upon the 20 year Treasury Bill rate).

Total Project Costs shall include all hard and soft costs associated with the Expansion including the costs associated with the Additional Land ($65,000.00 per acre in 1995 and increased at 2% per annum thereafter), architectural and engineering fees, builder's risk insurance, site work, demolition, new construction, renovation to existing facility, construction management fees, survey, title, closing costs and commitment fees (capped at 2% of Total Project Costs) brokerage fees and fees for any construction consultants hired by Lessee, if any.

The following shall serve as an example of the foregoing formula and is used for explanation purposes only:

     Assumptions:

     Cost of Building-
     soft and hard cost excluding land:  $20.00/Sq. Ft.

     Cost of land (if any):              $ 2.84/Sq. Ft.

     Total Project cost per square foot: $22.84/Sq. Ft.

     Size of Addition:  260,000/Sq. Ft.

     Total Cost:        $5,938,400.00

     Cost of Debt - 20 years - 8.5% - 1041 Constant (assuming the 20-year Treasury Bill rate at the exercise of the Expansion is 7%):

            x .1041
     -----------------------
         $596,215.00

     Coverage Ratio - Given:

            x 1.15
     -----------------------
     $ 685,648.00/260,000.00

     TOTAL:  $2.64/Sq. Ft.

Lessee's Option Period rent described herein shall not apply to the Expansion. The Expansion Rent shall remain constant for the properly exercised option Period.

     (b) The plans and specifications for the Expansion shall meet Lessee's requirements, but shall be subject to Lessor's prior approval, which approval shall not be unreasonably withheld provided the design of the Expansion is in keeping with the original design of the Leased Premises as a warehouse facility. It is contemplated by the parties hereto that the Expansion will consist of predominately warehouse/distribution space. Lessor shall complete the Expansion within one (1) year of Lessee's notice of its exercise of this expansion option, subject to Excusable Delays as defined in Section 35 herein. The plans and specifications for the Expansion shall be prepared by Lessor and shall be included within the Total Project Costs. Lessor shall calculate the construction costs estimate based on said plans and specifications for the Expansion. Lessee shall have thirty (30) business days from receipt of notice of the construction costs estimate to accept said costs and proceed with the Expansion or rescind its notice to so expand. In the event Lessee so rescinds, Lessee agrees to pay to Lessor all reasonable and customary costs and expenses Lessor incurred in the preparation of the plans and specifications for the Expansion up to the date of receipt of Lessee's notice to so rescind.

Lessee will begin paying Expansion Rent upon the completion of the Expansion, as such requirements for completion are more particularly set forth under
Section 35 herein.

     (c) Solely with respect to Lessor's obligation to construct the Expansion to the Building, such obligation of Lessor shall not be binding upon a successor which has obtained or is in the process of obtaining fee title interest to the Leased Premises as a result of a foreclosure of any mortgage or a deed in lieu thereof.

     (d) The obligation of Lessor hereunder shall be contingent upon Lessor procuring, in Lessor's sole and absolute discretion using commercially reasonable standards, adequate and appropriate financing for the construction of the Expansion which Lessor shall use reasonable efforts to procure from one or more financing services reasonably acceptable to Lessor. In the event Lessor is unable to procure such financing on terms and conditions and with financing sources reasonably acceptable to Lessor, Lessor (i) shall be relieved of its obligations under this Section 38 and neither party shall have any further liability to the other for any matters relating to this Section 38 or, at Lessee's election, (ii) Lessee shall have the option to finance or provide financing for the Expansion Space pursuant to terms acceptable to Lessor including a debt service and an amortization schedule which is not greater on a per square foot basis than that set forth in subparagraph (a) above.

39. Appraisal Process. If the parties are unable to agree on the Market Rate for the Extended Term in question within Section 38 or the Market Rate of the Leased Premises in question within Section 40 within forty-five (45) days following Lessor's receipt of the applicable notice to exercise such option, then each party, at its cost and by giving notice to the other party, shall have twenty (20) days within which to appoint an MAI certified real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Leased Premises are located, to appraise and set the Market Rate in accordance with the then Market Rate for a comparable use of the Leased Premises. If a party does not appoint an appraiser within such twenty (20) day period, the single appraiser appointed shall be the sole appraiser and shall set the Market Rate. If two appraisers are appointed by the parties as stated in this Section 39, they shall meet promptly and attempt to set the Market Rate. If they are unable to agree within forty-five (45) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within twenty (20) days after the last day the two appraisers are given to set the Market Rate. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the presiding judge of the superior court of that county for the selection of a third appraiser who meets the qualifications stated in this Section 39. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the market rate in question. If a majority of the appraisers are unable to set the Market Rate. Within the stipulated period of time, the two closest appraisers shall be added together and their total divided by two; the resulting quotient shall be the market rate.

40. OPTION TO RENEW. Provided that the Lessee is not in material default hereunder, Lessee shall have the option to renew the term of this Lease for one
(1) additional period of five (5) years ("Option Period"). Such renewal shall be upon the same terms and conditions contained in the Lease for the Lease Term except for this provision granting the renewal option and subject to the adjustment of Minimum Rent (as such term is so defined in Section 4(a) herein). Such option shall be exercised by Lessee giving written notice to Lessor of its intention to renew the term of this Lease no later than six (6) months prior to the expiration of the Lease Term. Lessee's failure to exercise this option to renew on a timely basis shall cause such option to be waived and of no further force or effect.

The Minimum Rent for the Option Period shall be an amount equal to ninety-five percent (95%) of the then current "Market Rate" for the Leased Premises. The term "Market Rate" shall mean an annual rental rate per rentable square foot for the rental of "Comparable Premises" (as defined herein) for a period of time equal to the length of the Option Period assuming an arms length transaction. As used herein, "Comparable Premises" shall mean premises which are (incomparable in size to the Leased Premises, (ii) of similar age, quality and size as the Leased Premises, and (iii) within the same geographical area as the Leased Premises. The Market Rate shall exclude subleases or other properties which due to distressed conditions may be offered for lease at an artificially low rental rate below the true market rental rates. In the event that the Lessee and Lessor are unable to agree to the Market Rate within thirty
(30) days of receipt of Lessee's notice to exercise this option to renew, the parties agree to adhere to the Appraisal Process set forth in Section 39 herein, which process shall be bound by items (i), (ii) and (iii) above.

41. OPTIONS TO CANCEL. Provided Lessee is not in material default hereunder, Lessee shall have the right to cancel this Lease in accordance with the following terms and conditions:

     (a) In the event that Lessee has not extended its right to expand the Leased Premises in accordance with Section 38 herein, Lessee shall have the option to cancel this Lease as of the expiration of the fifth (5th) year of the Lease Term. Such option shall be exercised by (i) Lessee's giving written notice to Lessor of its intention to so terminate at least nine (9) months prior to the effective date of such termination (i.e., nine (9) months prior to the expiration of the fifth (5th) year of the Lease Term), and (ii) Lessee's payment to Lessor of an amount equal to Four Hundred Seventy-One Thousand One Hundred Fifty-Eight Dollars ($471,158.00), which shall accompany the notice provided for in (i) above.

     (b) in the event that Lessee has exercised its right to expand the Leased Premises in accordance with the terms of Section 38 herein, Lessee shall have the option to cancel the Lease as of the expiration date of the seventh (7th) year of the Expansion Term. Such option shall be exercised by (i) Lessee's giving written notice to Lessor of its intention to terminate this Lease at least nine (9) months prior to the effective date of the termination (i.e., nine (9) months prior to the expiration of the seventh (7th) year of the Expansion Term), and (ii) the payment of Lessee to Lessor of an amount equal to six (6) months of Minimum Rent for the Expansion Space, which payment shall accompany the notice in (ii) above.

     (c) The foregoing cancellation payments are made in consideration for Lessor's grant of these options to terminate, to compensate Lessor for rental and other concessions granted to Lessee, and for rather good and valuable consideration. Neither payment shall in any manner affect Lessee's obligation to pay rent or perform its obligation under the Lease up to and including the date of the termination of this Lease.

     (d) Failure to timely and properly exercise the foregoing options shall forever waive and extinguish them. If either such option is validly exercised then upon such termination, each party shall be released from further liability hereunder and this Lease shall be null and void; provided, however, that such termination shall not affect any right or obligations arising prior to such termination.

42. TEMPORARY SPACE. The parties acknowledge hereby that upon the date of the execution of this Lease, Lessee is the occupant of 102,400 square feet of space in that certain building owned by Lessor known as Building No. 14 at World Park Corporate Center ("Old Premises") as such tenancy is set forth in that certain Lease Agreement dated December 17, 1992 by and between Lessee and Lessor ("Old Lease"). Provided Lessee is not in default under the terms of this Lease or the Old Lease, Lessor shall, within thirty (30) days of receipt of written notice from Lessee that it desires to lease temporary space, provide Tenant with temporary space within World Park Corporate Center totalling approximately thirty thousand (30,000) contiguous square feet. Lessee agrees that it shall pay all cost and expenses, including rent and operating expenses, associated with leasing such temporary space.

43. TERMINATION OF OLD LEASE. Lessee agrees that it shall vacate and abandon the Old Premises in accordance with the terms set forth in the Old Lease. Upon Tenant's vacation and abandonment of the old Premises, which shall include the removal of all racking and/or racking systems, and the repair of any damage caused thereby, Lessee shall, at no cost to Lessee, be relieved of all of its obligations under the Old Lease. Notwithstanding the foregoing, nothing herein shall be interpreted to relieve the Lessee of any obligations or responsibilities attributable to that period of time prior to the date the Old Lease shall be deemed null and void.

     IN WITNESS WHEREOF, the parties hereto have executed and ensealed this Addendum to Lease the day and year first written above.

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By: /s/ Daniel C. Staton
    ------------------------
    Daniel C. Staton, Executive Vice President

WITNESSES:

/s/ Kimberly Bush
    ------------------------
    Kimberly Bush
    (Printed)

/s/ Bill Poffenberger
    ------------------------
    Bill Poffenberger
    (Printed)

KENCO GROUP, INC.

By: /s/ Jim Kennedy
    ------------------------
    Jim Kennedy, III
Title:   President

WITNESSES:

/s/ George Shuford
    ------------------------
    George Shuford
    (Printed)

/s/ Kristi Montgomery
    ------------------------
    Kristi Montgomery
    (Printed)